Amendment to Jackson Variable Series Trust

Second Amended and Restated Distribution Agreement

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Trust and JNLD (the “Parties”) entered into a Second Amended and Restated Distribution Agreement on July 1, 2017, as amended (the “Agreement”), whereby the Trust appointed JNLD as distributor (the “Distributor”) of the shares of the Funds, as listed on Schedule A of the Agreement.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved fund mergers and fund name changes for certain Funds, as outlined below, effective June 24, 2019 (collectively, the “Fund Changes”):

Fund Mergers

1)

JNL/AQR Risk Parity Fund to merge into the JNL/T. Rowe Price Managed Volatility Balanced Fund of JNL Series Trust;

2)

JNL/BlackRock Global Long Short Credit Fund to merge into the JNL/Crescent High Income Fund of JNL Series Trust;

3)

JNL/Epoch Global Shareholder Yield Fund to merge into the JNL/The Boston Company Equity Income Fund of the Trust, which will be the JNL/Mellon Equity Income Fund, pursuant to the fund name change outlined below; and

4)

JNL/PPM America Long Short Credit Fund to merge into the JNL/PPM America High Yield Bond Fund of JNL Series Trust.

Fund Name Changes

1)

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund change to JNL/Neuberger Berman Commodity Strategy Fund;

2)

JNL/PIMCO Investment Grade Corporate Bond Fund change to JNL/PIMCO Investment Grade Credit Bond Fund; and

3)

JNL/The Boston Company Equity Income Fund change to JNL/Mellon Equity Income Fund.

Whereas, pursuant to Board approval of the Fund Changes, the Parties have agreed to amend the Agreement, effective June 24, 2019, to update the list of funds to remove the merged funds, and to update the fund names in Schedule A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated June 24, 2019, attached hereto.

2)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective June 24, 2019.

Attest:		Jackson Variable Series Trust

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Jennifer Ferguson	By:	/s/ Alison Reed
	Jennifer Ferguson	Name:	Alison Reed
		Title:	EVP JNLD Operations

Schedule A

Dated June 24, 2019

Fund	Class	Maximum 12b-1 Fee[1]
JNL Conservative Allocation Fund	Class A Class I	0.30% None
JNL Institutional Alt 100 Fund	Class A Class I	0.30% None
JNL Moderate Allocation Fund	Class A Class I	0.30% None
JNL iShares Tactical Growth Fund	Class A Class I	0.30% None
JNL iShares Tactical Moderate Fund	Class A Class I	0.30% None
JNL iShares Tactical Moderate Growth Fund	Class A Class I	0.30% None
JNL/American Funds® Global Growth Fund	Class A Class I	0.30% None
JNL/American Funds® Growth Fund	Class A Class I	0.30% None
JNL/DFA U.S. Small Cap Fund	Class A Class I	0.30% None
JNL/DoubleLine® Total Return Fund	Class A Class I	0.30% None
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	Class A Class I	0.30% None
JNL/FAMCO Flex Core Covered Call Fund	Class A Class I	0.30% None
JNL/Lazard International Strategic Equity Fund	Class A Class I	0.30% None
JNL/Mellon Equity Income Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Currency Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Commodity Strategy Fund	Class A Class I	0.30% None
JNL/Nicholas Convertible Arbitrage Fund	Class A Class I	0.30% None
JNL/PIMCO Investment Grade Credit Bond Fund	Class A Class I	0.30% None
JNL/T. Rowe Price Capital Appreciation Fund	Class A Class I	0.30% None
JNL/The London Company Focused U.S. Equity Fund	Class A Class I	0.30% None
JNL/VanEck International Gold Fund	Class A Class I	0.30% None
JNL/WCM Focused International Equity Fund	Class A Class I	0.30% None

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1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-1